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                                                                    Exhibit 3(a)





                          CERTIFICATE OF INCORPORATION
                                       OF
                                  WD-40 COMPANY



                                    ARTICLE I

         The name of the corporation (the "Corporation") is:

                                  WD-40 COMPANY


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV

         The Corporation is authorized to issue only one class of stock, to be designated "Common Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is Thirty-Six Million (36,000,000), with a par value of $0.001 per share.


                                    ARTICLE V

         In addition to the requirements of applicable law and the other provisions of this Certificate of Incorporation:

         1. The affirmative vote or consent of eighty-five percent (85%) of the outstanding shares of Voting Stock (defined below) of the Corporation shall be required for the adoption or authorization of a Business Combination (defined below) unless:

                  (a) The Board of Directors of the Corporation shall have approved the proposed Business Combination prior to the date a Controlling Person (defined below) who proposes to enter into or be a party to or be involved in the Business Combination first became a Controlling Person; or


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                  (b)      (i) The Business Combination will result in an
         involuntary sale, redemption, cancellation or other termination of ownership of all shares of Voting Stock of the Corporation owned by stockholders who do not vote in favor of, or consent in writing to, the Business Combination and the cash or fair value of other readily marketable consideration to be received by such stockholders for such shares shall at least be equal to the Minimum Price Per Share
         (defined below); and

                           (ii) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 (defined below) will be mailed to the stockholders of the Corporation for the purposes of soliciting stockholder approval of the proposed Business Combination. Such proxy statement shall allow individual Directors to express their opinion as to the relative merits of the proposed Business Combination in a prominent place therein; and

                           (iii) After the Controlling Person who proposes to enter into or be a party to or be involved in the Business Combination has become a Controlling Person and prior to the consummation of the proposed Business Combination:

                                    (1) except as approved by a unanimous vote
                  of the Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock;

                                    (2) there shall have been (A) no reduction
                  in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a unanimous vote of the Directors, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a unanimous vote of the Directors; and

                                    (3) such Controlling Person shall have not
                  become the Beneficial Owner (defined below) of any additional shares of Voting Stock except as part of the transaction which results in such Controlling Person becoming a Controlling Person; and

                           (iv) After such Controlling Person has become a Controlling Person, such Controlling Person shall not have received the benefit, directly or indirectly (except proportionately, solely in such Controlling Person's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantage provided by the Corporation, whether in anticipation of or in connection with the proposed Business Combination or otherwise.



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         2. For purposes of this Article V, the following definitions shall apply:

                  (a) An "Affiliate" of the specified Person (defined below) shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.

                  (b) An "Associate" of a specified Person shall mean (1) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a five percent (5%) or larger beneficial interest of any nature or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any spouse of such Person, and (4) any relative of such Person, or any relative of a spouse of such Person, who has the same residence as such Person or spouse.

                  (c) "Beneficial Ownership" of shares of Voting Stock shall include without limitation (i) all shares directly or indirectly owned by a Person, by an Affiliate of such Person or by an Associate of such Person or such Affiliate, (ii) all shares which such Person, Affiliate, or Associate has the right to acquire through the exercise of any option, warrant or right (whether or not currently exercisable), through the conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement, and (iii) all shares which are beneficially owned, directly or indirectly, by any other Person with whom such first-mentioned Person, Affiliate, or Associate has, directly or indirectly, any contract, arrangement, understanding, relationship or otherwise (including without limitation any written or unwritten agreement to act in concert but specifically excluding any participation agreement, arrangement, understanding or relationship between or among any two or more commercial banks made or established in connection with and in furtherance of a bona fide lending arrangement with the Corporation and/or one or more Subsidiaries (defined below)) with respect to exercise of the voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares, or both) incident to ownership of such shares.

                  (d) "Business Combination" shall mean (1) any merger or consolidation of the Corporation with or into a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (2) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, in a single transaction or series of related transactions, of all or any Substantial Part (defined below) of the assets of the Corporation, including without limitation any voting securities of a Subsidiary, or of a Subsidiary, to a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, (3) any merger into the Corporation, or into a Subsidiary, of a Controlling Person or an Affiliate of a Controlling Person or an Associate of such Controlling Person or Affiliate, (4) any sale, lease, exchange, transfer or other disposition to the Corporation or a Subsidiary of all or any part of the assets of a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate, but not including any dispositions of assets which, if included with all other dispositions consummated during the same fiscal


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         year of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would not result in dispositions during such year by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of one percent (1%) of the total consolidated assets of the Corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), provided, however, that in no event shall any disposition of assets be excepted from stockholder approval by reason of the preceding exclusion if such disposition when included with all other dispositions consummated during the same, and immediately preceding nine, fiscal years of the Corporation by the same Controlling Person, Affiliates thereof and Associates of such Controlling Person or Affiliates, would result in dispositions by all such Persons of assets having an aggregate fair value (determined at the time of disposition of the respective assets) in excess of five percent (5%) of the total consolidated assets of the Corporation (as shown on its certified balance sheet as of the end of the fiscal year preceding the proposed disposition), (5) any reclassification of Common Stock of the Corporation, or any recapitalization involving Common Stock of the Corporation, consummated within ten years after the Controlling Person who proposes such reclassification or recapitalization becomes a Controlling Person, and (6) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination, but, notwithstanding anything to the contrary herein, Business Combination shall not include any transaction involving a Controlling Person or Affiliate of a Controlling Person or Associate of such Controlling Person or Affiliate which is to be consummated or become effective after such Controlling Person has been a Controlling Person for at least ten years. A Person who is or was a Controlling Person as of (i) the time any definitive agreement relating to a Business Combination is entered into, (ii) the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or (iii) immediately prior to the consummation of a Business Combination shall be deemed to be a Controlling Person for purposes of this definition.

                  (e) "Control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  (f) "Controlling Person" shall mean any Person who Beneficially Owns a number of shares of Voting Stock of the Corporation, whether or not such number includes shares not then outstanding or entitled to vote, which exceeds a number equal to ten percent (10%) of the outstanding shares of Voting Stock of the Corporation, but does not include any one or a group of more than one of the members of the Board of Directors of the Corporation who (i) were members of the Board of Directors on the date this Article V became effective, (ii) are members of the Board of Directors promptly following the merger of WD-40 Company, a California corporation, with and into the Corporation, or (iii) were first elected as Directors prior to the date a Controlling Person who proposes to enter into or be a party to or be involved in a Business Combination became a Controlling Person.

                  (g) "Minimum Price Per Share" shall mean the sum of (a) the higher of (i) the highest gross per share price paid or agreed to be paid to acquire any shares of Voting Stock of the Corporation Beneficially Owned by a Controlling Person, provided such



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         payment or agreement to make payment was made within ten years immediately prior to the record date set to determine the stockholders entitled to vote or consent to the Business Combination in question, or
         (ii) the highest per share closing public market price for such Voting Stock during such ten-year period, plus (b) the aggregate amount, if any, by which ten percent (10%) for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation stock splits, stock dividends and reverse stock splits.

                  (h) "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a joint-stock company, a trust, any unincorporated organization, a government or political subdivision thereof and any other entity (other than the Corporation, its Subsidiaries or a trustee holding stock for the benefit of employees of the Corporation or its Subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements).

                  (i) "Securities Exchange Act of 1934" shall mean the Securities Exchange Act of 1934, as amended from time to time, as well as any successor or replacement statute.

                  (j) "Subsidiary" shall mean any corporation more than twenty-five percent (25%) of whose outstanding securities representing the right to vote for the election of Directors is Beneficially Owned by the Corporation and/or one or more Subsidiaries.

                  (k) "Substantial Part" shall mean more than ten percent (10%) of the total assets of the corporation in question, as shown on its certified balance sheet as of the end of the most recent fiscal year ending prior to the time the determination is being made.

                  (l) "Voting Stock" of the Corporation shall mean all outstanding shares of Capital Stock of the Corporation entitled to vote generally in the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

         3. This Article V shall not be altered, changed or repealed unless the amendment effecting such alteration, change or repeal shall have received the affirmative vote or consent of eighty-five percent (85%) of the outstanding shares of Common Stock of the Corporation; PROVIDED, HOWEVER, that this Paragraph 3 shall not apply to, and such vote shall not be required for, any such alteration, change or repeal recommended to stockholders by a unanimous vote of the Directors and any such alteration, change or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the General Corporation Law of the State of Delaware (as amended from time to time).

         4. A Controlling Person shall be subject to all fiduciary and other standards of conduct and obligations imposed by law.

         5. The provisions of this Article V are severable: if any provision is held by a court



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of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force without being impaired or invalidated in any way.


                                   ARTICLE VI

         The number of Directors which constitute the whole Board of Directors of the Corporation shall be as specified in the Bylaws of the Corporation.


                                   ARTICLE VII

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, rescind or repeal the Bylaws of the Corporation.

                                  ARTICLE VIII

         Elections need not be by ballot unless otherwise specified in the Bylaws of the Corporation; PROVIDED, HOWEVER, that all elections for Directors must be by ballot upon any demand made by a stockholder at the meeting and before the voting begins.


                                   ARTICLE IX

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                    ARTICLE X

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE XI

         1. A Director's liability to the Corporation for breach of any duty to the Corporation or its stockholders shall be limited to the fullest extent permissible by the laws of the State of Delaware as now in effect or hereafter amended. In particular, no Director shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law



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of the State of Delaware, as the same exists or hereafter may be amended, or (d)
for any transaction from which the Director derived an improper personal benefit.

         2. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification.

         3. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the liability of directors, then a Director, in addition to the circumstances in which he or she is not now liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


                                   ARTICLE XII

         1. The Corporation shall be authorized to indemnify its officers, Directors, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware, which power to indemnify shall include, without limitation, the power to enter into indemnification agreements and amendments thereto upon such terms as the Board of Directors shall deem advisable.

         2. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of any officer, Director, employee or agent of the Corporation existing at the time of, or increase the liability of any Director with respect to any acts or omissions of any officer, Director, employee or agent of the Corporation occurring prior to, such repeal or modification.


                                  ARTICLE XIII

         The name and mailing address of the incorporator of the Corporation is:

         Thomas J. Tranchina
         WD-40 COMPANY
         1061 Cudahy Place
         San Diego, CA  92110



         THE UNDERSIGNED incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.


Dated: October 22, 1999                       /s/
                                            ------------------------------------
                                              Thomas J. Tranchina



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